Exhibit (a)(142)

VOYA INVESTORS TRUST

AMENDMENT #128 TO THE AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

Effective: July 17, 2026

The undersigned, being a majority of the Trustees of Voya Investors Trust, a Massachusetts business trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Agreement and Declaration of Trust, dated February 26, 2002, as amended (the “Declaration of Trust”), including Article VI, Sections 6.1, 6.2 and 6.3 and Article XI, Section 11.4, hereby amend the Declaration of Trust to:

1.Designate Class A shares for Voya Inflation Protected Bond Plus Fund.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

The foregoing shall be effective upon the date first written above.

/s/ Colleen D. Baldwin Colleen D. Baldwin, as Trustee

/s/ John V. Boyer

John V. Boyer, as Trustee

/s/ Jody T. Foster

Jody T. Foster, as Trustee

/s/ Martin J. Gavin

Martin J. Gavin, as Trustee

/s/ Dennis A. Johnson

Dennis A. Johnson, as Trustee

/s/ Joseph E. Obermeyer

Joseph E. Obermeyer, as Trustee

/s/ Sheryl K. Pressler

Sheryl K. Pressler, as Trustee

/s/ Christopher P. Sullivan Christopher P. Sullivan, as Trustee

/s/ Christian G. Wilson Christian G. Wilson, as Trustee

/s/ Mark R. Wetzel

Mark R. Wetzel, as Trustee